EXHIBIT 99.1
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[GRAPHIC OMITED - ENTECH SOLAR, INC. LOGO]



     ENTECH SOLAR ENTERS INTO PREFERRED STOCK AGREEMENT OF UP TO $5 MILLION SOCIUS CAPITAL GROUP AGREES TO PURCHASE UP TO $5 MILLION OF ENTECH SOLAR
                                PREFERRED STOCK


Fort Worth, TX - February 19, 2010 - Entech Solar, Inc. (OTC BB: ENSL.OB) (the "Company", "Entech Solar"), with plans to become a leading developer of renewable energy technologies, today announced the Company has entered into a preferred stock purchase agreement with Socius Capital Group, LLC, a Delaware limited liability company, doing business as Socius Energy Capital Group, LLC ("Socius"). Pursuant to the purchase agreement, Entech Solar will receive up to $5 million in capital over the next two years.

The Company agreed to sell up to 500 shares of its Series G Preferred Stock, in one or more tranches from time to time. The tranches will be sold at the Company's sole discretion, at a purchase price of $10,000 per share, for an aggregate issue price of up to $5 million. With each tranche, Socius will also receive five-year warrants to purchase shares of the Company's common stock. The exercise price of the warrants will equal the closing bid price of the Company's common stock on the date the Company provides notice of a tranche to Socius.

Funding under the agreement with Socius is subject to the satisfaction of a number of conditions, including the effectiveness of a registration statement that the Company will file with the Securities and Exchange Commission relating to the common stock that Socius may purchase under the warrants. Under the terms of the purchase agreement, Entech Solar will pay Socius a commitment fee of $250,000 payable in cash or in the Company's common stock.

"We are pleased to secure a financing source that will support the Company's continued development of its renewable energy technologies for commercial, industrial and utility markets," commented David Gelbaum, CEO and Chairman of Entech Solar. "The flexibility of this committed financing will improve the Company's ability to achieve critical milestones as we progress through product development."

"At Entech Solar, we are designing and developing a new generation of concentrating solar modules that have the potential to be truly disruptive in the concentrating solar space - with improved efficiencies, reduced costs, smaller size, and additional applications. These modules will provide both electricity and thermal energy as part of our ThermaVolt product line and electricity-only as part of the SolarVolt product line. The Company also recently launched and is selling a patented tubular skylight technology that provides superior light output and optical efficiency for commercial and industrial green building initiatives."

About  Entech  Solar

Entech Solar, Inc. is a leading developer of renewable energy technologies and sustainable daylighting solutions for the commercial, industrial and utility markets. Entech Solar designs concentrating solar modules that provide both electricity and thermal energy as part of its ThermaVolt product line and electricity only as part of the SolarVolt product line. The Company also manufactures and markets the Entech Tubular Skylight, a state-of-the-art tubular skylight that provides superior light output and optical efficiency for the commercial and industrial green building initiatives. For more information, please visit www.entechsolar.com.

Forward Looking Statements
Except for historical information contained herein, this document contains forward-looking statements within the meaning of Section 21-E of the Securities Exchange Act of 1934. These statements involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Further, the Company operates in industries where securities values may be volatile and may be influenced by regulatory and other factors beyond the Company's control. Other important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company's annual reports on Form 10-K and its quarterly reports on Form 10-Q both as filed with the Securities and Exchange Commission, which include the Company's cash flow difficulties and rapid development of technology, among other risks. In assessing forward-looking statements contained herein, readers are urged to carefully read all cautionary statements contained in the Company's filings with the Securities and Exchange Commission.

Entech  Solar  Media  Contact:
David  Goldman
Expansion  Media
646.335.0268
david@expansionmedia.net

Entech  Solar  Investor  Relations  Contact:
Sandy  Martin
817-224-3600
ir@entechsolar.com